                                                                   EXHIBIT 10.24

                                               Confidential Treatment Requested
                                             Under 17 C.F.R. (S)(S) 200.80(b)(4)
                                                      200.83 and 230.406


                            JOINT VENTURE AGREEMENT

     This Joint Venture Agreement (the "Agreement") dated and effective as of December 1, 1999 (the "Effective Date"), is entered into by Diversa Corporation ('Diversa"), a Delaware corporation, and Novartis Seeds AG ("Novartis"), a corporation organized under the laws of Switzerland (individually a "Party" and collectively the "Parties").

                                   RECITALS

     Whereas, the Parties desire to establish a joint venture (the "Joint Venture") to develop and commercialize enzyme-related products for the animal feed and agricultural product processing markets through a combination of licensing, technology development and product development;

     Whereas, Diversa, among others, will perform research and development activities for the Joint Venture pursuant to appropriate agreements;

     Whereas, Novartis will cause the formation of a new wholly-owned, affiliated company ("Newco") which will be responsible for commercializing products resulting from the Joint Venture with respect to non-transgenic products;

     Whereas, Novartis will be responsible for commercializing products resulting from the Joint Venture with respect to transgenic crops;

     Whereas, each Party will lend its expertise to the successful achievement of Newco's commercialization objectives;

     Whereas, the Parties agree that Newco will manage and direct the business of the Joint Venture with respect to non-transgenic products;

     Whereas, the Parties desire to enter into a written agreement providing for the formation and performance of each Party's activities under the Joint Venture; and

     Now, Therefore, in consideration of the mutual covenants set forth in this Agreement, the parties hereby agree as follows:

1.   Definitions.

     "Affiliate" shall mean any entity that directly or indirectly controls, is controlled by or is under common control, with Novartis, or Diversa, as the case may be, where control means direct or indirect possession of more than [*****] of the outstanding voting securities of a corporation or a comparable equity interest in any other type of entity, or operational control of such entity.

     "Agreement" shall mean this Joint Venture Agreement.

                                      1.       *Confidential Treatment Requested

     "Agricultural Product Processing Field" shall mean the use of Biomolecules on or in Crops to alter, modify or improve the performance or other characteristics of the Crop. This field specifically excludes the [*****] Field.

     "Animal Feed Field" shall mean the use of Biomolecules on or in Crops for feed applications to alter, modify or improve feed conversion and/or animal nutrition. This field specifically excludes all vaccines and therapeutic applications.

     "Biomolecule(s)" shall mean enzymes and/or genes encoding them.

     "Board" shall mean the Board of Directors of Newco.

     "Change of Control" shall mean any of the following transactions involving another company (other than Novartis or any of its Affiliates) (a) a merger or consolidation of Diversa which results in the voting securities of Diversa outstanding immediately prior thereto ceasing to represent at least [*****] of the combined voting power of the surviving entity immediately after such merger or consolidation; (b) the sale of all or substantially all of the assets of Diversa; or (c) any one person (other than Diversa, any trustee or other fiduciary holding securities under an employee benefit plan of Diversa, or any corporation owned directly or indirectly by the stockholders of Diversa, in substantially the same proportion as their ownership of stock of Diversa), together with any of such person's "affiliates" or "associates", as such terms are used in the Securities Exchange Act of 1934, as amended, becoming the beneficial owner of [*****] or more of the combined voting power of the outstanding securities of Diversa or by contract or otherwise having the right to control the Board of Directors or equivalent governing body of Diversa or the ability to cause the direction of management of Diversa.

     "Commercial Development Biomolecule" shall mean Diversa Biomolecules and/or Derivative Newco Biomolecules that have been, pursuant to Preliminary Efficacy Trials, designated by Newco in accordance with the Research and Development Agreement, for commercialization in or as a Product.

     "Confidential Information" shall have the meaning set forth in Section 7.1.

     "Crop" shall mean any component of any cultivated plant species, including, [*****]

     "Derivative Newco Biomolecules" shall mean all Biomolecules that are derived or discovered from Newco Biomolecules through application of Diversa Technology, and any derivatives of such Biomolecules.

     [*****] shall mean the difference in value between [*****] and [*****] containing [*****] determined in accordance with the definition of Net Sales (excluding the provisions applicable to

                                      2.       *Confidential Treatment Requested

Combination Products), as established by competent written records, with the intent of determining the value contributed to such product(s) by the Commercial Development Biomolecule(s).

     "Disclosing Party" shall mean that Party disclosing Confidential Information to the other Party under Section 7.

     "Diversa Biomolecules" shall mean all Biomolecules owned by, or licensed to Diversa, with the right to license or sublicense, as of the Effective Date or during the Research Period.

     "Diversa Know-How" shall mean all trade secrets, inventions, data, processes, procedures, devices, methods, formulas, media and/or all lines, Biomolecules, clones, strains, genes, reagents, protocols and marketing and other information or know-how including improvements thereon, whether or not patentable, which are not covered by the Diversa Patent Rights, but which are necessary or useful for the commercial exploitation of the Diversa Patent Rights or the conduct of the Projects or otherwise relate to Biomolecules or Products, and which are owned by or licensed to Diversa, with the right to license, as of the Effective Date or otherwise during the Research Period,

     "Diversa Patent Rights" shall mean all patent and provisional patent applications, issued and subsisting patents and substitutions, divisionals, continuations, continuations-in-part, reissues, reexaminations, extensions and supplementary protection certificates thereof, including foreign counterparts of the foregoing, in each case which are owned by or licensed to Diversa, with the right to license, as of the Effective Date or otherwise during the Research Period, which are necessary or useful to achieve the commercial objectives of the Joint Venture, or otherwise relate to Biomolecules or Products arising from the conduct of the Projects. Without limiting the generality of the foregoing, Diversa Patent Rights include any patents and patent applications claiming Inventions owned by Diversa under the terms of the Research and Development Agreement.

     "Diversa Technology" shall mean the Diversa Know-How and the Diversa Patent Rights.

     "Fields" shall mean the Animal Feed Field and the Agricultural Product Processing Field.

     "Inventions" shall mean all inventions, discoveries, developments and improvements conceived of in the course of work performed on any Project.

     "Joint Venture Period" shall mean the period beginning on the Effective Date and ending on the fifth anniversary of the Effective Date.

     "Management Expenses" shall mean all actual expenses incurred by Newco in the management of the Joint Venture, including expenses of the President and other employees or consultants of Newco as provided in Section 6.1.

                                   3.

     "Net Sales" shall mean the [*****] of a Royalty-Bearing [*****] sold by Novartis or any of its Affiliates or by Sublicensees less discounts, rebates, returns, taxes (other than income tax), transportation costs, and insurance in amounts actually incurred and customary in the trade. For each Royalty-Bearing [*****], the [*****] shall include [*****] as applicable, [*****] of such Royalty-Bearing [*****] even if such amounts [*****] of such Royalty-Bearing [*****] including, without limitation, [*****].

     With respect to sales by Novartis or any of its Affiliates or Sublicensees of any product which incorporates both (i) [*****] Royalty-Bearing [*****] and
(ii) [*****] or [*****] or [*****] that involve an additional trait (a "Combination Product"), Net Sales shall be calculated by multiplying the [*****] by the [*****]. The [*****] as used herein, shall mean [*****]. The fair market value of such components shall be equal to [*****]; provided, however, that, in the event that the [*****] of any such component is not available, the fair market value of such component shall be [*****].

     "Newco Biomolecules" shall mean all Biomolecules which are provided by Newco to Diversa under the Research and Development Agreement.

     "Novartis/Newco Agreement" shall mean that agreement between Novartis and Newco under which Novartis grants to Newco, all rights, to the extent Novartis has such a transferable right, required for Newco to commercialize Products for non-transgenic applications.

     "Novartis Patent Rights" shall mean all patent and provisional patent applications, issued and subsisting patents and substitutions, divisionals, continuations, continuations in-part, reissues, reexaminations, extensions and supplementary protection certificates thereof, including foreign counterparts of the foregoing owned by or licensed to Novartis or any of its Affiliates, with the right to license, as of the Effective Date or otherwise during the Research Period, claiming inventions owned (or in-licensed) and controlled by Novartis or any of its Affiliates which are necessary or useful to the achieve the commercial objectives of the Joint Venture, or otherwise relate to Biomolecules or Products arising from the conduct of the Projects. Without limiting the generality of the foregoing, Novartis Patent Rights include any patents and patent
                                      4.       *Confidential Treatment Requested
applications claiming Inventions owned by Newco under the terms of the Research and Development Agreement.

     "Preliminary Efficacy Trials" shall mean, with respect to each Commercial Development Biomolecule, preliminary testing conducted by or for Novartis or Newco to determine functional efficacy conducted under anticipated use conditions, generally outside of a laboratory environment. Preliminary Efficacy Trials [*****], such as [*****] in the [*****] and [*****] for [*****] including
[*****] for [*****] and [*****] trials, [*****] for [*****].

     "President" shall mean the executive officer of Newco appointed by the Board pursuant to Section 5.1.

     "Product" when used without further qualification shall mean a commercial product containing or consisting of any Biomolecule designated in accordance with the Research and Development Agreement as a Commercial Development Biomolecule.

     "Profit" shall mean an amount, which shall not be less than zero, equal to
(a) [*****] less (b) [*****] (but excluding [*****] and any payment by [*****] under the [*****], in each case calculated in accordance with U.S. generally accepted accounting principles consistently applied.

     "Project(s)" shall mean research efforts undertaken pursuant to the terms of the Research and Development Agreement.

     "Receiving Party" shall mean that Party receiving Confidential Information under Section 7.1.

     "Research and Development Agreement" shall mean that certain Research and Development Agreement, dated on or about the Effective Date, between Newco and Diversa.

     "Research FTE" shall mean the equivalent of one full year of work on a full time basis by a scientist or other professional possessing skills and experience necessary to carry out the Project by a Party, determined in accordance with such Party's normal policies and procedures.

     "Research Period" shall mean the period beginning on the Effective Date and ending upon the termination or expiration of the Research and Development Agreement.

     "Royalty-Bearing [*****] shall mean any Product that is a commercial transgenic Crop.

     "Royalty Period" shall mean, with respect to each Royalty-Bearing [*****] in any country, every [*****] or [*****] commencing with the [*****]

                                      5.       *Confidential Treatment Requested
and ending upon the later to occur of (a) [*****], or (b) [*****], or (c)
[*****].

     "Sublicensee" shall mean any third party (other than an Affiliate of Novartis or an Affiliate of Diversa) licensed by Novartis or its Affiliates to make, use (except where the implied right to use accompanies the sale to the third party of any Royalty-Bearing [*****] by Novartis or its Affiliates or Sublicensees), sell, import, export, advertise, promote and otherwise commercialize any Royalty-Bearing [*****].

     "Valid Claim" shall mean a claim included in any pending patent application or any issued patent included within the Novartis Patent Rights or the Diversa Patent Rights, which, if with respect to any pending claim, has not been irrevocably abandoned or held to be unpatentable by a court or other authority of competent jurisdiction in a proceeding which is not reversed, not appealable and not appealed, or, with respect to any issued claim, has not been held invalid by a decision of a court or other authority of competent jurisdiction which is not reversed, not appealable and not appealed.

     "Year" shall mean any consecutive 12-month period during the Joint Venture Period that begins on the Effective Date or the [*****] anniversary of the Effective Date. For example, Year 1 shall be the consecutive 12-month period beginning on the Effective Date.

The above definitions are intended to encompass the defined terms in both the singular and plural tenses.

2.   Purpose; Grant of Exclusive License; Preferred Manufacturer.

     2.1 Purpose. The purpose of the Joint Venture is to develop and commercialize enzyme-related products in the Animal Feed Field and the Agricultural Product Processing Field. It is anticipated that Newco will negotiate and enter into agreements with third parties providing for the sublicense of Products to such third parties in the Fields, for [*****] pursuant to the terms of license agreements between Newco and such third parties. It is anticipated that Novartis will commercialize Products in the Fields for [*****]. In furtherance of this purpose, and to the extent that each Party has the right to do so, each Party hereby agrees to (a) make available to Newco those rights and technology which are necessary for Newco to commercialize Products for [*****], and (b) Diversa agrees to make available to Novartis those rights and technology, which are necessary for Novartis to commercialize Products for [*****].

     2.2 Grant of Exclusive License. Subject to the royalty payment obligations under

                                     6.       *Confidential Treatment Requested

Sections 6.5 and 6.6, Diversa hereby grants to Novartis an exclusive, worldwide license, with the right to sublicense, under the Diversa Technology for making, using, selling, offering for sale, and importing Products in the Animal Feed Field, In addition, subject to the royalty payment obligations under Sections
6.5 and 6.6, Diversa hereby grants to Novartis an exclusive, worldwide license, with the right to sublicense, under the Diversa Technology for making, using, selling, offering for sale, and importing Products in the Agricultural Product Processing Field, such license to be limited to mutually agreed upon Projects. Novartis agrees to make available to Newco, by way of the Novartis/Newco Agreement, those rights under this Section 2.2 which are necessary for Newco to commercialize Products for non-transgenic applications.

     2.3 Preferred Manufacturer. Novartis hereby agrees that Newco will include a bid from Diversa for manufacturing by fermentation in any proposal made to a third party licensee seeking a source for manufacture, and Diversa will negotiate with the third party the terms upon which Diversa would produce such Commercial Development Biomolecules by fermentation, such terms to include a supply guarantee sufficient to meet the commercial objectives of the Joint Venture with respect to such third party licensee. For the avoidance of doubt, Novartis has sole exclusive right to produce Commercial Development Biomolecules by means other than fermentation.

3.   [This Section Was Intentionally Deleted]

4.   Board of Directors.

     4.1 Board of Directors of Newco. The Board of Directors of Newco shall oversee the operations of the Joint Venture with respect to [*****] in a manner consistent with the articles of incorporation of Newco and operation of a Novartis Affiliate. The Board shall be comprised of not more than fifteen regular members elected by the shareholder(s) of Newco. The Parties agree that the initial Board shall be composed of seven regular members. Novartis shall have the right to nominate [*****] regular members for the initial Board, and Diversa shall have the right to nominate [*****] regular members for the initial Board. In addition, a [*****] member of the initial Board shall be elected by the shareholder(s) from a list of nominees submitted by either, or both, Parties. The shareholder(s) of Newco shall authorize one of these members to serve as the chairman of the Board. Each regular member shall have [*****] vote, and all decisions shall be by majority vote consistent with this Agreement except as provided in Section 4.3. Withdrawal or removal of a Board member shall be performed consistent with the articles of incorporation of Newco. If a Party's nominated member resigns or is removed from the Board, then only such Party may nominate a replacement for the departing member.

     4.2 Board Meetings and Actions. The chairman of the Board will call semi-annual meetings as determined by Board resolution. He shall send written notice at least 10 days in advance of such meetings to each regular member of the Board. Special Board meetings, however, may be called by any regular member at any time by reasonable prior written notice to

                                      7.       *Confidential Treatment Requested
all regular members. Telephonic meetings of the Board may be held as necessary. A telephonic meeting is valid if all members in attendance are able to hear each other simultaneously. A waiver of notice as to the time and place for any meeting may be executed by all of the members of the Board. The Board will appoint a Secretary, who will keep the minutes of the meetings and distribute them to all members. A quorum, as defined in the articles of incorporation for Newco, shall be required for the transaction of business; provided that at least [*****] must be present to constitute a quorum. Should a [*****] representative fail to appear at a properly noticed Board meeting, whether regular or Special, for [*****] then [*****] shall forfeit, without recourse, the right of having at least [*****] being present to constitute a quorum. The Board may also act without conducting a formal meeting by the execution of a unanimous consent resolution that provides a summary description of the action to be taken and other pertinent information necessary to inform the members entitled to vote on such matters.

     4.3 Requirement for [*****] of the Board. The approval of greater than [*****] of the sitting Board members shall be required for any of the following:

          4.3.1 Approval, in advance of the next fiscal year, of the annual strategic business plan and financial plan of Newco and any activity outside the scope of such business and financial plan;

          4.3.2 Any agreement or contract entered into between Newco and Diversa, or any agreement or contract between Newco and Novartis that materially impact the terms of this Agreement or termination of or waiver of compliance with any such agreements or contracts;

          4.3.3 Approval of any dissolution, liquidation, merger, consolidation, business combination or similar transaction involving Newco;

          4.3.4 Any change in the authorized number of members of the Board, or the representation of each Party; and

          4.3.5 Approval of the terms of reference under which the officers of Newco are authorized to act on behalf of Newco.

5.   Operational Management.

     5.1 Appointment and Responsibility of the President. The President of Newco shall be appointed by the Board. Subject only to the overall direction of the Board, including the obligation to implement the orders and resolutions of the Board, and to the limitations set forth in Section 4, the President shall
(i) be responsible for the direction, performance and supervision of the Joint Venture in accordance with the terms of reference, policies and procedures established by the Board; (ii) prepare budgets and reports relating to activities under the Joint Venture, including an annual budget for Management Expenses; (iii) hire and terminate the other employees and consultants of Newco in accordance with guidelines established by the Board; (iv) negotiate and enter into agreements with third parties

                                      8.       *Confidential Treatment Requested
within the terms of reference established by the Board; and (v) provide reports to the Board at the semi-annual Board meetings. The President may be replaced or removed by the Board. The President shall serve until replaced or removed by the Board.

     5.2 Authority of the President. The President may delegate his/her authority to another officer of Newco. Notwithstanding any other provisions of this Agreement, in no circumstances may the President, or any other officer, employee or agent of Newco, take any of the actions set forth in Section 4.3 without the prior approval of the Board.

     The President shall report in writing at least quarterly to the chairman (with copies to other Board members) on the progress of the Projects as well as the status of other Joint Venture activities. Such report shall include Project results and general status updates and operational budget summaries, including explanations of any variance from budget. The report shall inform the chairman of any anticipated or actual problems in regard to the Projects or the general business of Newco, including any significant changes in schedule or staffing.

6.   Contributions, Other Payments, Profit Sharing.

     6.1  Contributions.

          6.1.1 On or about the Effective Date, it is anticipated that Diversa and Newco will enter into the Research and Development Agreement.

          6.1.2 During the Joint Venture Period, it is anticipated that Newco will employ or engage as consultants the following number of full-time equivalents ("FTEs") for the management of the activities of the Joint Venture:

          Year                     Management FTEs
          Year 1                       [*****]
          Year 2                       [*****]
          Year 3                       [*****]
          Year 4                       [*****]
          Year 5                       [*****]

          6.1.3 During the Joint Venture Period, Novartis and Diversa will share the payment of all Management Expenses in the ratio of [*****] payable by Novartis and [*****] payable by Diversa; provided that Management Expenses over the Joint Venture Period shall not exceed a total of [*****]. The President will establish an annual budget for Management Expenses, subject to Board approval. Management Expenses shall be paid promptly following receipt of a quarterly invoice from Newco detailing the applicable expenses. Following the Joint Venture Period, Diversa will not be responsible for any Management Expenses, except as otherwise agreed in writing by the Parties.

     6.2 Exclusivity Fees. In consideration of the grant of exclusive rights to Novartis pursuant to Section 2.2:

                                      9.       *Confidential Treatment Requested

            6.2.1 Within [*****] of the execution of this Agreement, subject to approval by the appropriate regulatory or governmental authorities, Novartis shall pay to Diversa [*****] in consideration of the exclusive rights in the [*****] granted to Novartis, pursuant to Section 2.2; and

            6.2.2 Upon the [*****] anniversary of the Effective Date, Novartis shall pay to Diversa [*****] in consideration of the exclusive rights in the [*****] pursuant to Section 2.2.

     6.3 Research Funding. During the Joint Venture Period, Novartis will fund, or will cause to be funded, under the terms of the Research and Development Agreement the minimum total number of Research FTEs for research and related activities of the Joint Venture indicated in the column "Total Research FTEs" below, which includes the minimum number of Research FTEs at Diverse indicated in the column "Diversa Research FTEs" below. Funding for the Research FTEs for research and related activities of the Joint Venture conducted at Diversa shall be provided to Diversa through Newco pursuant to the Research and Development Agreement. Subsequent to [*****] and until such time as the Research and Development Agreement is entered into by the Parties, payments shall be made in accordance with the Letter of Intent executed between the Parties on [*****] Any such payments made pursuant to the Letter of Intent shall be applied to the FTE payment obligations under the Research and Development Agreement.

               Year          Total Research FTEs          Diversa Research FTEs
               Year 1              [*****]                        [*****]
               Year 2              [*****]                        [*****]
               Year 3              [*****]                        [*****]
               Year 4              [*****]                        [*****]
               Year 5              [*****]                        [*****]

     The cost per Research FTE for the first [*****] of the Joint Venture Period shall be [*****] for Diversa Research FTEs and [*****] for all other Research FTEs. Beginning in the [*****] year of the Joint Venture Period, a cost-of-living adjustment will be applied to all Research FTEs. Thereafter, the cost-of-living adjustment will be applied on a yearly basis and will be based on standard Consumer Price Index values.

     6.4 Commercialization Payments. In consideration of the licenses granted to Novartis by Diversa, Novartis shall pay to Diversa commercialization fees for each Commercial Development Biomolecule within [*****] after the first commercial sale of the first Product as follows: (a) [*****] for Products that are [*****] and (b) [*****] for all other Products.

     6.5 Profit Sharing. In consideration of the rights granted under Section 2.2, Diversa and Novartis shall each share in all Profit of Newco as follows:
(a) [*****] shall receive [*****] of the [*****] of Profit, and (b) thereafter, Novartis shall receive [*****] and Diversa shall receive [*****] of all Profit paid as a royalty to each, and (c) thereafter, the Novartis U.S.

                                      10.      *Confidential Treatment Requested
parent company of Newco shall receive the remaining [*****] of Profits paid as a dividend. Profit shall be calculated on [*****], but each of Diversa and Novartis shall receive [*****] on their respective share of the Profit paid as [*****] after the [*****] based upon the [*****] adjusted [*****] and [*****] to take account of [*****]. Copies of Newco's financial statements will be provided to Diversa within [*****].

     6.6 Royalties from Novartis to Diversa. Regarding the sale by Novartis, its Affiliates and Sublicensees of Royalty-Bearing [*****] in the applicable Fields, Novartis shall pay Diversa, as a royalty, [*****] of Differential Net Sales on a [*****] within [*****] after the end of the applicable [*****] provided that, if Differential Net Sales cannot be determined, Diversa and Novartis will assess in good faith the [*****] [*****] and will [*****] based on [*****] which would be comparable to the royalty on Differential Net Sales described above. In those cases where Novartis must obtain a third party license specific to bringing a Commercial Development Biomolecule to market, the amortized cost of such license will be deducted from Differential Net Sales before calculating the royalty due to Diversa.

     6.7 Reports and Payments. Within [*****] after the conclusion of each Royalty Period, Novartis shall pay to Diversa the estimated royalty payment due for such Royalty Period based on the royalty rates applicable to units of Royalty-Bearing [*****] shipped during such Royalty Period less estimated returns, and shall deliver to Diversa a report containing the following information:

               (a) Adjustments and calculation of Net Sales for the applicable Royalty Period in each country of sale; and

               (b)  Calculation of royalty.

Any corrections to the [*****] royalty payment will be established at the end of the [*****] and factored into the corresponding royalty payment for such [*****]. All amounts payable under this Section will first be calculated in the currency of sale and then converted into U.S. dollars. The buying rates involved for the currency of the United States into which the currencies involved are being exchanged shall be the one quoted by The Wall Street Journal at the close of business on the last business day of the applicable Royalty Period. Such amounts shall be paid without deduction, except as required by law, of any withholding taxes, value-added taxes, or other charges applicable to such payments.

     6.8 Records. Novartis and its Affiliates shall maintain complete and accurate records of Royalty Bearing [*****] made, used or sold by them or their Sublicensees under this Agreement, and any amounts payable to Diversa in relation to Royalty Bearing [*****] which records shall contain sufficient information to Diversa to confirm the accuracy of any reports delivered to them in accordance with Section 6.7. Novartis and its Affiliates shall retain such records relating to a given Royalty Period for at least three (3) years after the conclusion of that Royalty Period. Diversa (acting as the "Auditing Party") shall

                                      11.      *Confidential Treatment Requested
have the right, at its own expense, to cause an independent certified public accountant reasonably acceptable to Novartis, to inspect such records of Novartis or its Affiliates (the "Audited Party") during normal business hours for the sole purpose of verifying any reports and payments delivered under this Agreement. Such accountant shall not disclose to the Auditing Party any information other than information relating to accuracy of reports and payments delivered under this Agreement and shall provide the Audited Party with a copy of any report given to the Auditing Party. The Parties shall reconcile any underpayment or overpayment within [*****] after the accountant delivers the results of the audit. The Auditing Party shall bear the full cost of the audit unless, the audit performed under this Section reveals an underpayment in excess of [*****] in any Royalty Period, in which case the Audited Party shall bear the full cost of such audit. Diversa may exercise its rights under this Section only once every year and only with reasonable prior notice to Novartis. Novartis shall use commercially reasonable efforts to ensure that said auditor will have access to records of Royalty-Bearing Transgenic Products sold by its Affiliates.

     6.9 Late Payments. In the event that any payment, including royalty payments, due hereunder is not made when due, the payment shall accrue interest from that date due at the rate of [*****] per month; provided however, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit Diversa nor Novartis from exercising any other rights it may have as a consequence of the lateness of any payment

     6.10 Commercialization Outside the Fields. In the event that (a) Diversa pursues commercialization of any Commercial Development Biomolecule contained in a Product outside the Fields, (b) Newco has not exercised its right of first option under the Research and Development Agreement, and (c) Diversa desires to commercialize a Product containing such Commercial Development Biomolecule outside the Field by itself or through a third party license, Diversa agrees to pay Novartis a royalty on sales of such Products under commercially reasonable terms and conditions set forth in a separate agreement entered into and negotiated in good faith between the Parties prior to such commercialization.

     6.11 Payments in U.S. Dollars. All payments due under this Agreement shall be payable in United States dollars by wire transfer to an account designated by the Party entitled to receive the payment.

7.   Confidential Information.

     7.1 Definition of Confidential Information. Confidential Information shall mean any technical or business information, whether orally or in writing, furnished by the Disclosing Party to the Receiving Party in connection with this Agreement. Such Confidential Information shall include, without limitation, the existence and terms of this Agreement, the identity of a Biomolecule, the Biomolecule, any gene encoding such Biomolecule, if relevant, the use of a Biomolecule, patent rights, trade secrets, know-how, inventions, technical data or specifications, testing methods, business or financial information, research and development activities, product and marketing plans, and customer and supplier information, including, but

                                      12.      *Confidential Treatment Requested
not limited to, such terms that become known to a Party during visits to the facilities of any other Party.

     7.2  Obligations.  The Receiving Party agrees that it shall:

             7.2.1 Maintain all Confidential Information in strict confidence, except that the Receiving Party may disclose or permit the disclosure of any Confidential Information to its Affiliates, directors, officers, employees, consultants and advisors who are obligated to maintain the confidential nature of such Confidential Information and who need to know such Confidential Information for the purposes set forth in this Agreement. Further, each Party will be entitled to disclose to its Sublicensees that Confidential Information of the other Party as those Sublicensees need to know in order to commercialize Products, provided that those Sublicensees are obligated to maintain the confidential nature of such Confidential Information;

             7.2.2 Use all Confidential Information solely for the purposes set forth in, or as permitted by, this Agreement;

             7.2.3 Allow its Affiliates, directors, officers, employees, consultants and advisors to reproduce the Confidential Information only to the extent necessary to effect the purposes set forth in this Agreement, with all such reproductions being considered Confidential Information; and

             7.2.4 If the Receiving Party is Novartis, then Novartis shall also have the right to disclose Confidential Information to Novartis Agricultural Discovery Institute, Inc. (NADII) provided that NADII is obligated to maintain the confidential nature of such Confidential Information.

Each Party shall be responsible for any breaches of this Section 7.2 by any of its Affiliates, directors, officers, employees, consultants and advisors, and, in the case of Novartis, also for any breach of this Section 7.2 by NADII.

     7.3 Exceptions. The obligations of the Receiving Party under Section 7.2. above shall not apply to any specific Confidential Information to the extent that the Receiving Party can demonstrate that such Confidential Information:

             7.3.1 Was in the public domain prior to the time of its disclosure under this Agreement;

             7.3.2 Entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party or its Affiliates, directors, officers, employees, consultants, advisors or agents;

             7.3.3 Was or is independently developed or discovered by the Receiving Party without use of the Confidential Information, and which can be demonstrated by written record;

                                   13.

             7.3.4 Is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this Agreement by a third party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality to the Disclosing Party with respect to such Confidential Information; or

             7.3.5 Is required to be disclosed to comply with applicable laws or regulations (such as disclosure to the SEC, the EPA, the FDA, or the United States Patent and Trademark Office or to their foreign equivalents), or to comply with a court or administrative order, provided that the Disclosing Party receives prior written notice of such disclosure and that the Receiving Party takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure.

     7.4  Survival of Obligations.  The obligations set forth in Sections 7.1,
7.2 and 7.3 shall remain in effect after termination or expiration of this Agreement for a period of [*****].

     7.5 Public Announcement. The Parties shall issue a Joint press release regarding the Joint Venture, the text of which shall be subject to mutual written agreement of the Parties. Except for the information disclosed in the joint press release, no Party shall use the name of any other Party or reveal the existence of or terms of this Agreement in any publicity or advertising without the prior written approval of the other party, except that (i) a Party may use the text of a written statement approved in advance by the Parties without further approval, and (ii) a party shall have the right to identify the other parties and to disclose the terms of this Agreement as required by applicable securities laws or other applicable law or regulation, provided that such Party takes reasonable and lawful actions to minimize the degree of such disclosure.

8.   Representations And Warranties.

     8.1 Authorization. Each Party represents and warrants to the other that it has the legal right and power to enter into this Agreement and to fully perform its obligations hereunder, and that the performance of such obligations will not conflict with its charter documents or any agreements, contracts, or other arrangements to which it is a party. Novartis will strive to cause the U.S. parent company of Newco to comply with the applicable provisions of this Agreement.

     8.2 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION AND EXTENDS NO WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

     8.3 Limitation of Liability. IN NO EVENT WILL EITHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF

                                      14.      *Confidential Treatment Requested

CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS TO THE OTHER PARTY THAT IN CARRYING OUT ITS OBLIGATIONS UNDER THIS AGREEMENT IT WILL NOT KNOWINGLY VIOLATE OR INFRINGE THE VALID AND ENFORCEABLE INTELLECTUAL PROPERTY RIGHTS, INCLUDING THOSE CONFERRED BY A VALID, ENFORCEABLE US PATENT, OF ANY THIRD PARTY, NOR AID AND ABET THE OTHER PARTY IN ANY SUCH VIOLATION OR INFRINGEMENT.

9.   Term; Termination.

     9.1 Term. The term of this Agreement will commence as of the Effective Date and will continue until the end of the Joint Venture Period unless terminated earlier in accordance with Section 9.2 or extended by mutual agreement of the Parties. Novartis shall have an exclusive option to extend the Joint Venture Period for a period of five (5) years, subject to the execution of an extension of the Research and Development Agreement under mutually agreeable terms, and further provided that the exercise of such option shall not require the payment to Diversa of any additional exclusivity fees. Diversa and Novartis will commence negotiations twelve months prior to the end of the Joint Venture Period to extend the Joint Venture Period on mutually acceptable terms, and complete such negotiations six months prior to the end of the Joint Venture Period. If the Joint Venture Period is not extended pursuant to the preceding sentence, Diversa. and Novartis will negotiate in good faith to establish a staged reduction in the number of Research FTEs at Diversa and funding for such Research FTEs over the two-year period following the end of the Joint Venture Period.

     9.2  Termination.

             9.2.1 Change of Control. Novartis shall have the right to terminate this Agreement upon the occurrence of a Change of Control during the term of this Agreement by providing written notice of termination to Diversa within sixty (60) days following receipt of written notice of the occurrence of such Change of Control. In the event that Novartis does not terminate this Agreement under this Section 9.2.1, this Agreement will be binding upon Novartis, Diversa or any successor to Diversa in such Change of Control. Diversa may notify Novartis in advance of a proposed Change of Control and, if Novartis approves of such Change of Control in writing or notifies Diversa in writing that it does not intend to terminate this Agreement within forty five (45) days after such notice from Diversa, then the foregoing right of termination shall be deemed waived.

             9.2.2 Mutual Consent. This Agreement may be terminated at any time by mutual written agreement of the Parties.

             9.2.3 Material Breach. In the event that a Party commits a material breach of any of its obligations under this Agreement or any party commits a material breach under the Research and Development Agreement, or the Novartis/Newco Agreement, and such party fails (i) to remedy that breach within [*****] after receiving written notice thereof

                                      15.      *Confidential Treatment Requested
from the other party to such agreement or (ii) to commence dispute resolution under such agreement, within [*****] after receiving written notice of that breach from the non-breaching party or parties, the non-breaching party or parties may immediately terminate this Agreement and the Research and Development Agreement or Novartis/Newco Agreement, as applicable, upon written notice to the breaching party.

             9.2.4 Breach of Payment Obligations. In the event that a party fails to make timely payment of any amounts due under this Agreement, or under the Research and Development Agreement within 10 business days after demand therefor, the non-breaching party or parties may terminate any of these agreements upon 30 days prior written notice, unless the breaching party cures such breach by paying all past-due amounts within such 30 day notice period, provided that such breaching party shall be entitled to use such cure provision no more than once in any 12 month period.

     9.3 Disposition of Confidential Information. In the event of termination or expiration of this Agreement, the Parties shall return or destroy a forms of Confidential Information provided to them under this Agreement within 30 days after such termination or expiration, provided, however, that each Party may retain one copy of such Confidential Information for the sole purpose of use in any litigation resulting from this Agreement or the activities undertaken pursuant thereto, and further provided that each Party shall retain full use of Confidential Information as provided under this Agreement to the extent it relates to any of the rights accrued to a Party hereunder prior to such termination or expiration.

     9.4 Effect of Termination or Expiration. Termination or expiration of this Agreement shall not relieve the parties of any obligation accruing prior to such termination or expiration, nor shall it encumber any of the rights accrued to a Party hereunder prior to such termination or expiration. In addition, upon termination or expiration of this Agreement, the rights granted to the Parties under Sections 2.1, 2.2 and 2.3 for Diversa Technology shall survive but only as they relate to (a) Transferred Biomolecules as defined in the Research and Development Agreement, or (b) Commercial Development Biomolecules. Further, Diversa will not assert against Novartis, its Affiliates or Sublicensees any rights to patents or know-how it may develop or acquire after the Research Period with respect to such Transferred Biomolecules or Commercial Development Biomolecules, and further provided that the financial obligations of each Party with respect to Transferred Biomolecules or Commercial Development Biomolecules under the provisions of Sections 6.4, 6.5, 6.6, 6.7 and 6.10 shall survive termination or expiration of this Agreement but only to the extent that the Parties mutually agree through good faith negotiation to payment at royalty rates equivalent thereunder but in the absence of the Joint Venture. Further, the provisions of Sections 7.1, 7.2, 7.3, 7.4, 8.2, 8.3, 9.3, 9.4 and 10 shall survive the expiration or termination of this Agreement. Termination of this Agreement pursuant to Section 9.2 shall not limit any other rights and remedies of the terminating party.

10.  Miscellaneous.

     10.1 Relationship of Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency or employer-employee relationship between the

                                      16.      *Confidential Treatment Requested
parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

     10.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware other than those provisions governing conflicts of law.

     10.3 Dispute Resolution Procedures.

          10.3.1 The Parties hereby agree that they will attempt in good faith to resolve any controversy, claim or dispute arising out of or relating to this Agreement ("Dispute") promptly by negotiations. Any such dispute which is not settled by the parties within 15 days after notice of such Dispute is given by one Party to the others in writing shall be referred to the Chief Executive Officer of Diversa and the appropriate Senior Executive of Novartis who are authorized to settle such Disputes on behalf of their respective companies ("Senior Executives"). The Senior Executives will meet for negotiations within 15 days of such notice of Dispute, at a time and place mutually acceptable to both Senior Executives. If the Dispute has not been resolved within 30 days after the end of the 15 day negotiation period referred to above (which period may be extended by mutual agreement), unless otherwise specifically provided for herein, any Dispute will be settled first by non-binding mediation and thereafter by arbitration as described in Sections 10.3.2 and 10.3.3 below.

          10.3.2 Any Dispute which is not resolved by the Parties within the time period described in Section 10.3.1 shall be submitted to an alternative dispute resolution process ("ADR"). Within five business days after the expiration of the 30-day period set forth in Section 10.3.1, each of Diversa and Novartis shall select for itself a representative with the authority to bind such Party and shall notify the other Party in writing of the name and title of such representative. Within 10 business days after the date of delivery of such notice, the representatives shall schedule a date for engaging in non-binding ADR with a neutral mediator or dispute resolution firm mutually acceptable to both representatives. Any such mediation shall be held in [*****] if brought by Novartis and Research Triangle Park, [*****] if brought by Diversa. Thereafter, the representatives of Diversa and Novartis shall engage in good faith in an ADR process under the auspices of such individual or firm. If the representatives of the Diversa and Novartis have not been able to resolve the Dispute within 30 business days after the conclusion of the ADR process, or if the representatives of such Parties fail to schedule a date for engaging in non-binding ADR within the 10-day period set forth above, the Dispute shall be settled by binding arbitration as set forth in Section 10.3.3 below. If the representatives of Diversa and Novartis resolve the dispute within the 30-day period set forth above, then such resolution shall be binding upon all Parties. If Diversa or Novartis fails to abide by such resolution, the other Party can immediately refer the matter to arbitration under Section 10.3.3.

          10.3.3 If the parties have not been able to resolve the dispute as provided in Sections 10.3.1 and 10.3.2 above, the Dispute shall be finally settled by binding arbitration. Any arbitration hereunder shall be conducted under rules of conciliation and arbitration of the

                                      17.      *Confidential Treatment Requested

International Chamber of Commerce by three arbitrators chosen according to the following procedure: each of Diversa and Novartis shall appoint one arbitrator and the two so nominated shall choose the third. If the arbitrators chosen by the Parties cannot agree on the choice of the third arbitrator within a period of 30 days after their appointment, then the third arbitrator with such requisite qualifications shall be appointed by the Court of Arbitration of the International Chamber of Commerce. Any such arbitration shall be held in San Diego, California if brought by Novartis and Paris, France if brought by Diversa, or such other location as the arbitrators may agree, and shall be conducted in English. The arbitral award (i) shall be final and binding upon all Parties; and (ii) may be entered in any court of competent jurisdiction.

          10.3.4 Nothing contained in this Section or any other provisions of this Agreement shall be construed to limit or preclude Diversa or Novartis from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief to compel the other Parties to comply with their obligations hereunder before or during the pendency of mediation or arbitration proceedings.

     10.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

     10.5 Headings. All headings in this Agreement are for convenience only and shall not affect the meaning of any provision hereof

     10.6 Binding Effect. This Agreement and all rights and obligations hereunder shall inure to the benefit of and be binding upon the Parties and their respective lawful successors and assigns (including, without limitation, any successor to Diversa upon a Change of Control).

     10.7 Assignment. Except as otherwise provided herein, including the Change of Control provisions of Section 9.2.1, neither this Agreement nor any interest hereunder will be assignable in part or in whole by any Party without the prior written consent of the other Parties; provided, however, that Novartis and Diversa may assign this Agreement to any of their respective Affiliates or to any successor by merger or sale of substantially all of its business to which this Agreement relates (provided that, in the event of such merger or sale, no intellectual property of any acquiring or acquired corporation that is not a Party shall be included in the technology licensed hereunder). This agreement will be binding upon the successors and permitted assigns of the Parties. Any assignment which is not in accordance with this Section will be void.

     10.8 Notices. All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the date of receipt if delivered by hand, recognized international overnight courier, confirmed facsimile transmission, or registered or certified mail, return receipt requested, postage prepaid to the following addresses or facsimile numbers:

                                   18.

If to Novartis:                                 If to Diversa:

Novartis Seeds AG                               Diversa Corporation
Schwarzwaldallee 215                            10665 Sorrento Valley Road
CH-4002 Basel                                   San Diego, California 92121
Attention: Wally Beversdorf                     Attention: Carolyn Erickson
Tel: (+4161) 697-3650                           Tel: (858) 453-7020
Fax: (+4161) 697-3972                           Fax: (858) 453-7032

with a copy to:                                 with a copy to:

Novartis Seeds AG                               Cooley Godward LLP
Schwarzwaldallee 215                            4365 Executive Drive, Suite 1100
CH-4002 Basel                                   San Diego, CA 9221
Attention: Verena Trutmann                      Attention: L. Kay Chandler
Tel: (+41.61) 697-2375                          Tel: (858) 550-6000
Fax: (+4161) 697-2590                           Fax: (858) 453-3555

A Party may change its designated address and facsimile number by notice to the other Parties in the manner provided in this Section.

     10.9 Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by all of the Parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

     10.10 Severability. In the event that any provision of this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and the Parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.

     10.11 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the Parties relating to the subject matter hereof, including but not limited to the Letter of Intent executed by the Parties and dated [*****]. Notwithstanding the foregoing, the provisions of the Letter of Intent with respect to research and development, including, without limitation, research funding, shall remain in full force and effect until both this Agreement and the Research and Development Agreement have been fully executed.

     10.12 Force Majeure. No Party shall be held liable or responsible to the other party, nor be deemed to be in breach of this Agreement, for failure or delay in fulfilling or performing any provisions of this Agreement (other than payment obligations) when such failure or delay is caused by or results from any cause whatsoever outside the reasonable control of the

                                      19.      *Confidential Treatment Requested
party concerned including, but not limited to, fire, explosion, breakdown of plant, damage to plant material by pests or otherwise, strike, lock-out, labor disputes, casualty or accident, lack or failure of transportation facilities, flood, lack or failure of sources of supply or of labor, raw materials or energy, civil commotion, embargo, any law, regulation, decision, demand or requirement of any national or local government or authority. The Party claiming relief shall, without delay, notify the other party by registered airmail or by telefax of the interruption and cessation thereof and shall use its best efforts to remedy the effects of such hindrance with all reasonable dispatch. The onus of proving that any such Force Majeure event exists shall rest upon the Party so asserting. During the period that a Party is prevented from performing its obligations under this Agreement due to a Force Majeure event, the other Parties may, in their sole discretion, suspend any obligations that relate thereto. Upon cessation of such Force Majeure event, the Parties hereto shall use their best efforts to make up for any suspended obligations. If such Force Majeure event is anticipated to continue, or has existed for nine (9) consecutive months or more, this Agreement may be forthwith terminated by any Party by registered mail or by telefax. In case of such termination, the terminating Party will not be required to pay to the other Parties any indemnity whatsoever.

     In Witness Whereof, the undersigned have duly executed and delivered this Agreement as a sealed instrument effective as of the date first above written.

Novartis Seeds AG                       Diversa Corporation


/s/ W.D. Beversdorf                     /s/ William H. Baum
------------------------                ----------------------------
By: W.D. Beversdorf                     By: William H. Baum
    --------------------                    ------------------------
Title: Head, R & D                      Title: Sr. V. P. - Bus. Div.
       -----------------                       ---------------------
/s/ Verena Trutmann
------------------------
By: Verena Trutmann
    --------------------
Title: General Counsel
       -----------------

                                   20.